Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Codere Online Luxembourg, S.A.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary shares, nominal value of €1.00 per share (“Ordinary Shares”)(1)(2)	457(c)	322,085,001	$9.27(3)	$314,112,956.78	$0.00013810	$43,379.00
	Equity	Ordinary Shares(1)(4)	457(i)	6,250,000	$11.50	$71,875,000.00	$0.00013810	$9,925.94
	Equity	Ordinary Shares(1)(5)	457(i)	185,000	$11.50	$2,127,500.00	$0.00013810	$293.81
	Other	Warrants(5)	-	185,000	-	-	$0.00013810	-
	Total Offering Amounts				-	$388,115,456.78	-	$53,598.74
	Total Fees Previously Paid							-
	Total Fee Offsets							$20,455.93
	Net Fee Due							$33,142.81

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims(6)	Codere Online Luxembourg, S.A.	F-4	333-258759	08/12/2021		$7,009.51	Equity	Ordinary Shares	6,815,987	$67,750,910.70
Fee Offset Sources	Codere Online Luxembourg, S.A.	F-4	333-258759		08/12/2021		Equity	Ordinary Shares			$7,009.51
Fee Offset Claims(7)	Codere Online Luxembourg, S.A.	F-3	333-269065	12/29/2022		$13,446.42	Equity	Ordinary Shares	36,398,000	$151,877,000.00
Fee Offset Sources	Codere Online Luxembourg, S.A.	F-3	333-269065		12/29/2022		Equity	Ordinary Shares			$13,446.42

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant’s ordinary shares being registered hereunder shall be deemed to cover any additional ordinary shares to be offered or issued from stock splits, stock dividends, recapitalizations, or similar transactions with respect to the ordinary shares being registered.
(2)	Represents (a) 30,000,000 Ordinary Shares issued to Codere Newco in connection with the consummation of the Business Combination and (b) 3,875,757 Ordinary Shares issued to certain former private placement investors on the Closing Date, all of which are registered for resale by the Selling Securityholders.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share is based on the average of the high ($9.44) and low ($9.105) sale prices of the Registrant’s Ordinary Shares on The Nasdaq Stock Market LLC on May 28, 2025, a date within five business days prior to the date of this filing.
(4)	Represents 6,250,000 Ordinary Shares issuable upon the exercise of the Codere Online Public Warrants. Pursuant to Rule 457(i) under the Securities Act, the registration fee for the Ordinary Shares underlying the Public Warrants is based on the exercise price of the Public Warrants of $11.50 per share.
(5)	Represents 185,000 Ordinary Shares issuable upon the exercise of the Codere Online Private Warrants held by the Sponsor and its transferees, and 185,000 Codere Online Private Warrants being registered for resale. Pursuant to Rule 457(i) under the Securities Act, the registration fee for the Ordinary Shares underlying the Private Warrants is based on the exercise price of the Private Warrants of $11.50 per share. No separate fee is required for the Warrants as they are included in the such calculation.
(6)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is claiming a fee offset of $7,009.51 representing unused portions of the registration fee previously paid in connection with the Registrant’s registration statement on Form F-4 (File No. 333-258759), initially filed with the Securities and Exchange Commission on August 12, 2021 and declared effective on October 27, 2021. This amount consists of two components: (i) $3,682.30, representing the portion of the F-4 fee pool previously drawn by the Registrant’s registration statement on Form F-3 (File No. 333-269065) pursuant to Rule 457(p), which relates entirely to unsold securities under that Form F-3; and (ii) $3,327.21, representing the remaining unused balance of the F-4 fee pool previously drawn by the Registrant’s registration statement on Form F-1 (File No. 333-262940) pursuant to Rule 457(p) (which registration statement did not independently pay a registration fee), of which $382.09 has been applied to securities sold thereunder (4,121,743 Ordinary Shares), leaving $3,327.21 available. The offering of the unsold securities under all such registration statements has been completed or terminated.
(7)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is claiming a fee offset of $13,446.42, representing the unused portion of the registration fee actually paid in connection with the Registrant’s registration statement on Form F-3 (File No. 333-269065), initially filed with the Securities and Exchange Commission on December 29, 2022. The Form F-3 had a total gross registration fee of $17,372.10, of which $3,682.30 was offset at the time of filing against fees previously paid under the Registrant’s registration statement on Form F-4 (File No. 333-258759) pursuant to Rule 457(p), resulting in a net fee actually paid of $13,689.80. Of such amount paid, $243.38 has been applied to securities sold thereunder (2,208,500 Ordinary Shares), leaving $13,446.42 available as an offset. The offering of the unsold securities under such registration statement has been completed or terminated.